EXHIBIT 8.1

PRINCIPAL SUBSIDIARIES

The following is a list of Ternium’s subsidiaries at December 31, 2006.

Company	Country of Organization	Main activity
Ternium S.A.	Luxembourg	Holding of investments in flat and long steel manufacturing and distributing companies

Hylsamex S.A. de C.V. (1)	Mexico	Holding company

Siderar S.A.I.C.	Argentina	Manufacturing of flat steel products

Sidor C.A. (2)	Venezuela	Manufacturing and selling of steel products

Ternium Internacional S.A. (formerly Techintrade Uruguay S.A.)	Uruguay	Holding company and marketing of steel products

III Industrial Investments Inc. (B.V.I.)	British Virgin Islands	Holding company

Inversiones Siderúrgicas S.A.	Panama	Holding company

Ylopa—Servicios de Consultadoria Lda. (3)	Madeira - Free zone	Participation in the debt restructuring process of Amazonia and Sidor C.A.

Consorcio Siderurgia Amazonia Ltd.(4)	Cayman Islands	Holding of investments in Venezuelan steel companies

Fasnet International S.A.	Panama	Holding company

Alvory S.A.	Uruguay	Holding of investment in procurement services companies

Comesi San Luis S.A.I.C. (5)	Argentina	Production of cold or hot rold prepainted, formed and skelped steel sheets

Inversiones Basilea S.A. (6)	Chile	Purchase and sale of real estate and other

Prosid Investments S.C.A.(6)	Uruguay	Holding company

Impeco S.A. (6)	Argentina	Manufacturing of pipe products

Socominter de Guatemala S.A. (7)	Guatemala	Marketing of steel products

Ternium Internacional España S.A. (formerly Socominter de España S.A.U.) (7)	Spain	Marketing of steel products

Ternium Internacional Ecuador S.A. (formerly Socotrading S.A.) (7)	Ecuador	Marketing of steel products

Ternium International USA Corporation (formerly Techintrade Corporation) (7)	USA	Marketing of steel products

Ternium Internationaal B.V. (formerly Techint Engineering Company B.V.)(7)	Netherlands	Marketing of steel products

Ternium Internacional Perú S.A.C. (formerly Techintrade del Perú S.A.C.) (7)	Peru	Marketing of steel products

Ternium International Inc.(7)	Panama	Marketing of steel products

Hylsa S.A. de C.V. (8)	Mexico	Manufacturing and selling of steel products

Company	Country of Organization	Main activity

Express Anahuac S.A. de C.V. (8)	Mexico	Freight services

Ferropak Comercial S.A. de C.V. (8)	Mexico	Scrap company

Ferropak Servicios S.A. de C.V. (8)	Mexico	Services

Galvacer America Inc (8)	USA	Distributing company

Galvamet America Corp (8)	USA	Manufacturing and selling of insulates panel products

Transamerica E. & I. Trading Corp (8)	USA	Scrap company

Galvatubing Inc. (8)	USA	Manufacturing and selling of pipe products

Las Encinas S.A. de C.V. (8)	Mexico	Exploration, explotation and pelletizing of iron ore

Técnica Industrial S.A. de C.V. (8)	Mexico	Services

Acerex S.A. de C.V. (9)	Mexico	Tooling services

Acerex Servicios S.A. de C.V. (9)	Mexico	Services

Consorcio Minero Benito Juarez Peña Colorada S.A.de C.V. (9)	Mexico	Exploration, explotation and pelletizing of iron ore

Peña Colorada Servicios S.A. de C.V. (9)	Mexico	Services

(1)	Indirectly through the participation of III BVI (70.00%) and Siderar S.A.I.C. (29.91%). Total voting rights held: 99.91%.
(2)	Indirectly through the participation in Amazonia (59.73%). Total voting rights held: 59.73%.
(3)	Directly (54.62%), indirectly through Inversiones Siderúrgicas S.A (34.27%) and Prosid Investments S.C.A. (11.11%). Total voting rights held: 100.00%.
(4)	Directly (60.63%) and indirectly through the participation in Prosid Investments S.C.A. (14.38%) and Inversiones Siderúrgicas S.A. (25.00%). Total voting rights held: 100.00%.
(5)	Indirectly through Siderar S.A.I.C. (99.00%) and Ternium Internacional Uruguay S.A. (1.00%). Total voting rights held: 100.00%.
(6)	Indirectly through Siderar S.A.I.C. Total voting rights held 100.00%.
(7)	Indirectly through Ternium Internacional S.A. Uruguay.
(8)	Indirectly through the participation in Hylsamex. Total voting rights held: 99.91%. See Note 3 e).
(9)	Indirectly through the participation in Hylsamex. Total voting rights held: 50.00%.

At December 31, 2006, Hylsa Latin LLC (disolved on January 9, 2006), Ternium Internazionale Italia S.R.L., Galvacer Chile S.A. and Galvacer Costa Rica were in process of liquidation.